UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): June 1, 2012 (May 31, 2012)

GEOKINETICS INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33460	94-1690082
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1500 CityWest Blvd.
Suite 800
Houston, Texas 77042

(Address of principal executive offices) (Zip Code)

(713) 850-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240-14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240-14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240-13e-4(c))

Item 8.01.  Other Events.

On May 31, 2012, the board of directors of Geokinetics Inc. (the “Company”) scheduled the 2012 Annual Meeting of Stockholders for July 25, 2012.  Stockholders of record as of the close of business on June 4, 2012 will be entitled to notice of and to vote at the 2012 Annual Meeting.  Because the 2012 Annual Meeting will be held more than 30 days after the anniversary of the Company’s 2011 Annual Meeting, the Company has set new deadlines for the receipt of stockholder proposals and related matters. Any proposals submitted by stockholders pursuant to Rule 14a-8 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), for inclusion in the Company’s proxy statement for the 2012 Annual Meeting must be received by the Company on or before June 8, 2012 and must comply with the other requirements of the SEC rules applicable to stockholder proposals.  In addition, if the Company does not receive notice of a stockholder proposal on or before June 8, 2012, then the persons named in the proxy for the 2012 Annual Meeting will be permitted to exercise discretionary authority to vote on any such stockholder proposal that is properly presented at the 2012 Annual Meeting for purposes of Rule 14a-4(c) promulgated under the Exchange Act.  These stockholders proposals and notices should be sent to the attention of the Corporate Secretary of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GEOKINETICS INC.

Date: June 1, 2012	By:	/s/ William L. Moll, Jr.
William L. Moll, Jr.
Vice President, General Counsel and Corporate Secretary